SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                 May 24, 2005


                         The Estee Lauder Companies Inc.
             (Exact name of registrant as specified in its charter)


         Delaware                                     11-2408943
(State or other jurisdiction of            (IRS Employer Identification No.)
 incorporation or organization)


767 Fifth Avenue, New York, New York                     10153
(Address of principal executive offices)               (Zip Code)


                         Commission File Number: 1-14064


                                  212-572-4200
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

           On May 24, 2005, The Estee Lauder Companies Inc. (the "Company") entered into a Stock Purchase Agreement (the "Stock Purchase Agreement"), dated May 24, 2005, with Ronald S. Lauder.

           The Stock Purchase Agreement, dated May 24, 2005, provides for the purchase by the Company of one million eight hundred and seventy-two thousand (1,872,000) shares of Class A Common Stock, par value $.01 per share ("Class A Common Stock"), from Ronald S. Lauder, for $39.25 per share, the closing price of a share of Class A Common Stock on May 24, 2005, for an aggregate price of $73,476,000 in cash. The transaction was completed on May 27, 2005. Ronald S. Lauder is a director of the Company and Chairman of Clinique Laboratories, Inc. As previously disclosed, Mr. Lauder is (a) party to a Stockholders' Agreement with members of his family, entities related to him and them and the Company,
(b) is a party to the Registration Rights Agreement with members of his family, entities related to him and them and the Company, and (c) controls a company that subleases office space and purchases services from the Company. Mr. Lauder is the brother of Leonard A. Lauder, Chairman of the Board of the Company, father of Aerin Lauder, a Director of the Company and Senior Vice President-Global Creative Directions for Estee Lauder, and Jane Lauder, Vice President of BeautyBank, the uncle of William P. Lauder, President and Chief Executive Officer and a Director of the Company, and brother-in-law of Evelyn H. Lauder, Senior Corporate Vice President of the Company.

Item 3.02  Unregistered Sales of Equity Securities

           On May 24, 2005, the Company issued an aggregate of one million, seven hundred and twenty-two thousand (1,722,000) shares of Class A Common Stock to Ronald S. Lauder upon the conversion by Mr. Lauder of an equal number of shares of Class B Common Stock, par value $.01 per share ("Class B Common Stock"), of the Company. Shares of Class B Common Stock may be converted immediately into Class A Common Stock on a one-for-one basis by the holder and are automatically converted into Class A Common Stock on a one-for-one basis upon transfer to a person or entity that is not a "Permitted Transferee" or soon after a record date for a meeting of stockholders where the outstanding Class B Common Stock constitutes less than 10% of the aggregate number of shares of Class A Common Stock and Class B Common Stock then outstanding. The issuance of the shares of Class A Common Stock by the Company in connection with the conversion was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 3(a)(9) thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                   THE ESTEE LAUDER COMPANIES INC.

Date: May 27, 2005                 By: /s/ Sara E. Moss
                                       ------------------------------------
                                       Sara E. Moss
                                       Executive Vice President,
                                       General Counsel and Secretary


























                                       3